UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2004

Artisoft, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Cambridge Center, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Stock Purchase Agreement

Artisoft financed its acquisition of Vertical Networks on September 28, 2004 with a portion of the proceeds of a common stock financing completed pursuant to a stock purchase agreement entered into on that same date.  Under the agreement, on September 28, 2004, Artisoft sold a total of 19,768,110 shares of common stock for aggregate gross proceeds of $22.5 million, and on October 1, 2004, Artisoft sold a total of 4,391,358 shares of common stock for aggregate gross proceeds of $5.0 million.  The per share purchase price for all shares of common stock purchased under the agreement was $1.1386, and the total gross proceeds received by Artisoft was $27.5 million.

Investors.  The following table sets forth information with respect to the beneficial ownership of Artisoft’s common stock (including shares issuable upon the exercise or conversion of outstanding Artisoft securities) by stockholders of Artisoft that both (1) participated in the financing contemplated by the stock purchase agreement (or whose affiliates participated in the financing) and (2) beneficially owned more than five percent of Artisoft’s common stock prior to the financing.  The table also sets forth information with respect to the beneficial ownership of Artisoft’s common stock (including shares issuable upon the exercise or conversion of outstanding Artisoft securities) by M/C Venture Partners, the principal investor in the financing and the largest beneficial holder of Artisoft’s common stock after the financing.

Name	Shares of Common Stock Beneficially Owned Prior to the Financing	Percentage of Common Stock Beneficially Owned Prior to the Financing	Shares of Common Stock Purchased in Financing	Aggregate Purchase Price of Shares of Common Stock Purchased in Financing	Shares of Common Stock Beneficially Owned After the Financing	Percentage of Common Stock Beneficially Owned After the Financing
M/C Venture Partners	—	—	17,565,431	$19,999,999.74	17,565,431	51.69%
Austin W. Marxe and David M. Greenhouse	4,463,852	66.2%	4,213,068	$4,796,999.24	7,195,737	19.41%
Perkins Capital Management, Inc.	424,770	9.9%	316,178	$360,000.57	1,340,178	3.94%
Constable Advisors, LLC	424,770	9.9%	175,655	$200,000.78	775,655	2.26%
Pathfinder Ventures	411,212	9.9%	1,450,000	$1,650,970.00	3,482,000	9.99%

John P. Ward and Matthew J. Rubins are each general partners of M/C Venture Partners.  Each of Messrs. Ward and Rubins were elected directors of Artisoft, as designees of M/C Venture Partners, pursuant to the terms of the stock purchase agreement.  See “—Board of Directors” below.

Robert J. Majteles is the managing member of Treehouse Capital, LLC, an investment firm.  Mr. Majteles and Treehouse Capital have entered into an agreement with investment funds affiliated with Austin W. Marxe and David M. Greenhouse pursuant to which Treehouse Capital, through Mr. Majteles, provides management and financial advisory services for the funds on request.  Pursuant to this agreement, the funds pay Treehouse Capital a retainer of $10,000 per month.  If Mr. Majteles’s services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to 10% of the funds’ net gain or net loss on the investment during the term of the agreement, offset by fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly and, except in some cases, the amount of the retainer paid to Treehouse Capital. Under that agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a director of Artisoft pursuant to that agreement, and has been elected a director of Artisoft, as a designee of the former holders of Artisoft’s series B preferred stock (a majority of which was held by investment funds affiliated with Austin W. Marxe and David M. Greenhouse), pursuant to the terms of the stock purchase agreement.  See “—Board of Directors” below.

Steven C. Zahnow and R. Randy Stolworthy are each co-managers of the managing member of Pathfinder Ventures.  Mr. Zahnow’s term as a director of Artisoft ceased in connection with the September 27, 2004 conversion of all outstanding shares of Artisoft’s series C preferred stock into common stock.  See “—Consent, Waiver and Amendment Agreement—Conversion of Preferred Stock” below.  Mr. Stolworthy was elected a director Artisoft, as a designee of the former holders of Artisoft’s series C preferred stock (a majority of which was held by Pathfinder Ventures), pursuant to the terms of the stock purchase agreement.  See “—Board of Directors” below.

For additional information concerning the change in control of Artisoft resulting from the financing, see “Item 5.01.  Changes in Control of Registrant” below.

Board of Directors.  The stock purchase agreement provides that the size of Artisoft’s board of directors be set at seven members, with the board initially consisting of (1) the chief executive officer of Artisoft (William Y. Tauscher – class II director), (2) one member designated by the former holders of Artisoft’s series B preferred stock (Robert J. Majteles – class II director), (3) one member designated by the former holders of Artisoft’s series C preferred stock (R. Randy Stolworthy – class II director), (4) two members designated by M/C Venture Partners (John P. Ward and Matthew J. Rubins - class III directors) and (5) two other directors designated by mutual agreement of M/C Venture Partners and Artisoft’s board of directors (Michael. P. Downey and Francis E. Girard – class I directors).

Following March 28, 2005, the stock purchase agreement provides that Artisoft’s board of directors will consist of (1) its chief executive officer (a class II director), (2) one member designated by Special Situations Fund III, L.P. (an affiliate of Austin W. Marxe and David M. Greenhouse) so long as Special Situations Fund III, L.P. and its affiliates continue to beneficially own at least 50% of the shares of Artisoft’s common stock acquired upon the conversion of their shares of Artisoft’s series B preferred stock, and otherwise, one member designated by the former holders of Artisoft’s series B preferred stock and series C preferred stock (a class II director), (3) two members designated by M/C Venture Partners (class III directors) and (4) three directors with relevant industry experience designated by M/C Venture Partners and Artisoft’s board of directors (class I directors).

The investors’ designees are entitled to membership on the compensation and nominating committees of the board of directors.

For additional information regarding Artisoft’s directors and officers, see “Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” below.

Registration Rights.  Artisoft has agreed to register, under the Securities Act of 1933, the shares issued and sold under the stock purchase agreement for resale by the investors.  Artisoft has agreed to file with the Securities and Exchange Commission the registration statement with respect to this registration by November 12, 2004 and to use its best efforts to cause the registration statement to become effective on or before December 31, 2004.  If the registration statement is not declared effective by the SEC on or prior to March 31, 2005 or if the registration statement, after being declared effective, ceases to be effective and available for any continuous period that exceeds 30 days or for one or more periods that exceed in the aggregate 60 days in any 12-month period, Artisoft will be required to pay each investor in the financing liquidated damages in an amount equal to 1% of the aggregate purchase price paid by the investor under the purchase agreement (not to exceed 9% of such purchase price, in the aggregate).  Artisoft has also made other customary agreements regarding this registration, including matters relating to indemnification; maintenance of the registration statement; payment of expenses; and compliance with state “blue sky” laws.

Other Artisoft Obligations.  Artisoft also agreed to several other affirmative and negative covenants under the stock purchase agreement.

Artisoft’s affirmative covenants include obligations related to providing specified significant investors with a right of first refusal on future issuances of securities by Artisoft; seeking a listing of its common stock on the Nasdaq National Market, Nasdaq SmallCap Marketplace or the American Stock Exchange; increasing the shares available for issuance under its stock incentive plan to 8,768,865; using the proceeds from the financing for its acquisition of Vertical Networks (see “Item 2.01.  Completion of Acquisition or Disposition of Assets” below) and for working capital and general corporate purposes; maintaining insurance; indemnifying and reimbursing the expenses of directors; removing the legends on the certificates representing the shares purchased by the investors (subject to liquidated damages if such removal is delayed); providing information required by Rule 144 under the Securities Act of 1933; and amending Artisoft’s certificate of incorporation to the extent necessary to reflect the transactions contemplated by the stock purchase agreement.

Artisoft’s negative covenants relate to obligations not to, without the prior consent of M/C Venture Partners, enter into a transaction involving a change in control of Artisoft; incur indebtedness in excess of $3.0 million; create any security with an equity component unless that security is junior to the common stock or, subject to specified exceptions, issue any equity securities; transfer its intellectual property; repurchase, redeem or pay dividends on any shares of capital stock (subject to limited exceptions); grant stock options that are not authorized by a vote of the board of directors or its compensation committee; liquidate or dissolve; change the size of Artisoft’s board of directors; amend Artisoft’s certificate of incorporation or bylaws; change the nature of Artisoft’s business; or alter the voting rights of shares of Artisoft’s capital stock in a disparate manner.

Artisoft Representations and Indemnification.  Artisoft has made representations and warranties to the investors in the financing under the stock purchase agreement about matters that are customarily included in financings of this nature.  These matters include capitalization, SEC filings and compliance with the Securities Exchange Act of 1934 and OTC Bulletin Board, financial statements, solvency and obligations to related parties, intellectual property, absence of material adverse changes, due authorization and valid issuance of the purchased shares, private offering, disclosure, taxes, contracts, no manipulation of stock, controls and procedures, accountants, legal proceedings, investment company status, permits, foreign corrupt practices, no violations and non-contravention and organization.  In addition, Artisoft made representations and warranties to the investors under the stock purchase agreement about matters relating to its acquisition of Vertical Networks.  The representations and warranties will survive for one year after the closing.  Artisoft has agreed to indemnify the investors and specified related parties against damages with respect to breaches of the representations, warranties and covenants of Artisoft in the stock purchase agreement.

Consent, Waiver and Amendment Agreement

On September 28, 2004 Artisoft entered into a consent, waiver and amendment agreement, dated September 25, 2004, with all of the investors in its 2001, 2002 and 2003 financings.  These investors included affiliates of Austin W. Marxe and David M. Greenhouse, Perkins Capital Management, Inc., Constable Advisors, LLC and Pathfinder Ventures.  For a discussion of the ownership interest in Artisoft of these persons and entities, and their other relationships with Artisoft, see “—Stock Purchase Agreement—Investors” above.

Conversion of Preferred Stock.  Under the consent, waiver and amendment agreement, on September 27, 2004 all holders of Artisoft’s outstanding shares of preferred stock (that had not otherwise converted their shares of preferred stock into common stock) converted those shares into common stock at a rate of approximately 1.22 shares of common stock for each of the 2,100,000 outstanding shares of series B preferred stock held by them, for a total of 2,566,665 shares of common stock, and a rate of one share of common stock for each of the 2,197,000 outstanding shares of series C preferred stock held by them, for a total of 2,197,000 shares of common stock.  The following table sets forth, for each stockholder of Artisoft that beneficially owned more than five percent of Artisoft’s common stock prior to the financing contemplated by the stock purchase agreement described above under the heading “—Stock Purchase Agreement” (including shares issuable upon the exercise or conversion of outstanding Artisoft securities), that beneficially owned shares of Artisoft’s series B or series C preferred stock and that was a party to the consent, waiver and amendment agreement, the number of shares of common stock issued in connection with the conversions pursuant to the consent, waiver and amendment agreement.

Stockholder Name	Number of Shares of Series B Preferred Stock Converted	Number of Shares of Common Stock Issued Upon Conversion Of Series B Preferred Stock	Number of Shares of Series C Preferred Stock Converted	Number of Shares of Common Stock Issued Upon Conversion of Series C Preferred Stock	Total Number of Shares of Common Stock Issued Upon Conversion of Preferred Stock
Austin W. Marxe and David M. Greenhouse	2,100,000	2,566,665	—	—	2,566,665
Perkins Capital Management, Inc.	—	—	497,000	497,000	497,000
Constable Advisors, LLC	—	—	300,000	300,000	300,000
Pathfinder Ventures	—	—	1,400,000	1,400,000	1,400,000

Warrants.  As a result of the sale of common stock under the stock purchase agreement described above under “—Stock Purchase Agreement”, the exercise price of all of the warrants to purchase an aggregate of 466,664 shares of common stock issued in Artisoft’s 2001 financing and all of the warrants to purchase an aggregate of 2,627,002 shares of common stock issued in Artisoft’s 2003 financing was reduced to $1.1386 per share pursuant to the terms of those warrants.  Immediately prior to the sale of common stock under the purchase agreement, the exercise price of the warrants issued in 2001 was $6.30 per share, and the exercise price of the warrants issued in 2003 was $1.88 per share.

Under the consent, amendment and waiver agreement, all warrants issued in the 2001 and 2003 financings were amended to delete the price protection provisions of those warrants.  Therefore, as so amended, the per share exercise price of those warrants will no longer be subject to adjustment in the event of sales of securities by Artisoft, except for customary adjustments for stock splits, dividends, recapitalizations and other organic changes.

Other Consents, Waivers and Amendments.  Artisoft and the investors in its 2001, 2002 and 2003 financings also agreed to the following consents, waivers and amendments, pursuant to the consent, waiver and amendment agreement:

•    a waiver of the accrual and payment by Artisoft of liquidated damages under the registration rights agreements for the 2001, 2002 and 2003 financings, during any time when Artisoft is not eligible to use Form S-3, until March 31, 2005;

•    a waiver of the rights of first refusal under the purchase agreements for the 2001, 2002 and 2003 financings with respect to the financing contemplated by the stock purchase agreement described above under the heading “—Stock Purchase Agreement”; and

•    the deletion of substantially all of Artisoft’s covenants under the purchase agreements for the 2001, 2002 and 2003 financings, including the rights of first refusal and director rights of the investors therein and the price protection provisions of the 2002 purchase agreement, but excluding Artisoft’s indemnification obligations.

Amendment to Stock Incentive Plan

On September 28, 2004, the Board of Directors of Artisoft adopted and approved an amendment to Artisoft’s 2004 Stock Incentive Plan increasing the number of shares of common stock of Artisoft reserved for issuance under the plan (including the annual increase in the authorized number of shares effective July 1, 2004) from 6,409,947 to 8,191,281.  The amendment also eliminated the annual increase to the authorized number of shares under the plan.  The amendment to the plan is not subject to the approval of Artisoft’s stockholders, although Artisoft intends to seek such approval at the next annual meeting of its stockholders.

Artisoft’s 2004 Stock Incentive Plan provides for the grant of stock options and restricted stock awards to employees, officers, directors, consultants and advisors of Artisoft and its subsidiaries.

On September 28, 2004, Artisoft granted options under its 2004 Stock Incentive Plan for the purchase of 1,800,000 shares of common stock to William Y. Tauscher, its Chairman of the Board and Chief Executive Officer, 365,000 shares of common stock to Mel E. Passarelli, its Vice President of Sales, 340,000 shares of common stock to Duncan G. Perry, its Chief Financial

Officer, and 280,000 shares to Christopher Brookins, its Senior Vice President of Development.  The per share exercise price of all of these options is $1.1386, being the per share sale price of the common stock sold by Artisoft on September 28, 2004 in the financing contemplated by the stock purchase agreement entered into by Artisoft on that date (see “—Stock Purchase Agreement” above) and the per share fair market value on that date, as determined by the compensation committee of Artisoft’s board of directors.  The options have a ten-year term and vest in equal monthly installments over the four-year period commencing September 28, 2004.

8-K Exhibits

The foregoing descriptions of the stock purchase agrement, consent, waiver and amendment agreement and amendment to the stock incentive plan do not purport to be complete summaries.  You are urged to read the complete documents, copies of which are attached as exhibits to this current report on Form 8-K, for a complete description of the terms and conditions of such documents.

Item 2.01.         Completion of Acquisition or Disposition of Assets.

On September 28, 2004, Artisoft completed the acquisition of substantially all of the assets of Vertical Networks, other than patents and patent rights, pursuant to the terms of an asset purchase agreement entered into on September 23, 2004.

The assets acquired include all of Vertical Networks’ intellectual property other than patents, patent applications and other patent rights, fixed assets, equipment, inventories, accounts receivable, rights under contracts and leases, cash and other current assets.  Artisoft has also received a patent license for the use of all of Vertical Networks’ patents and patent applications other than Vertical Networks’ rights under specified patents that do not relate to the business purchased by Artisoft.

On September 28, 2004, Artisoft paid Vertical Networks $12.5 million in cash and placed an additional $1.0 million in escrow to secure Vertical Networks’ indemnification obligations to Artisoft.

Artisoft also assumed all liabilities of Vertical Networks other than the following specified types of liabilities:  severance benefits, existing liabilities under employee benefit plans, workers compensation and other personal injury claims, transactional costs for the asset purchase, “excess parachute” and other specified taxes, specified litigation claims, directors and officers indemnification, and liabilities relating to assets retained by Vertical Networks.  The estimated amount of the liabilities assumed by Artisoft, excluding acquired deferred revenue, is approximately $5.9 million.

Artisoft is obligated to pay up to $5.5 million in cash to Vertical Networks under an earn-out provision in an amount equal to the first $5.5 million of non-refundable software license revenues received in cash by Artisoft from CVS Pharmacy, Inc. with respect to various types of Vertical Networks software to be used by CVS in connection with a rapid prescription refill project that it plans to roll out to its stores and other projects.

Artisoft has hired substantially all of Vertical Networks’ 64 employees on an at-will basis.  Scott K. Pickett, Vertical Networks’ founder, will serve as Artisoft’s Chief Technology Officer.  Artisoft has agreed to either provide to such new employees benefits that are comparable to those of similarly situated Artisoft employees or, at Artisoft’s election, continue their current benefits.

The acquisition was financed with a portion of the proceeds from the stock purchase agreement and financing described in “Item 1.01.  Entry into a Material Definitive Agreement” above.

Item 3.02.        Unregistered Sales of Equity Securities.

On September 28, 2004, pursuant to the terms of a stock purchase agreement described under the heading, “Item 1.01. Entry into a Material Definitive Agreement—Stock Purchase Agreement” above, Artisoft sold an aggregate of 19,768,110 shares of its common stock at a per share cash purchase price of $1.1368.  Artisoft received gross proceeds from the sale of $22.5 million.  On October 1, 2004, Artisoft sold the remaining 4,391,358 shares of its common stock to be sold under the stock purchase agreement at a per share cash purchase price of $1.1368 in a private placement to M/C Venture Partners.  Artisoft received gross proceeds from that sale of $5.0 million.

In addition, on September 28, 2004, Artisoft issued to ThinkEquity Partners LLC a warrant to purchase up to 168,542 shares of its common stock at a per share exercise price of $2.85 in a private placement as payment, in part, for ThinkEquity Partners’ fee for services to Artisoft in connection with the stock purchase agreement.  The warrant has a term of exercise expiring on September 28, 2009.  The number of shares issuable upon exercise and the per share exercise price of the warrant is subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification or merger or consolidation.  The warrant is exercisable at any time prior to its expiration date by delivering the warrant certificate to Artisoft, together with a completed election to purchase and the full payment of the exercise price or by means of a “net exercise” feature under which Artisoft does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Artisoft in lieu of payment of the exercise price.  This net exercise right is generally limited to times when the shares underlying the warrant may not be freely sold to the public for any reason (excluding the inability of the warrantholder to sell such shares due to market conditions).

The foregoing sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

Item  3.03.  Material Modification to Rights of Security Holders.

Under the terms of a stock purchase agreement entered into by Artisoft on September 28 2004, Artisoft agreed, among other things, that Artisoft will not, without the prior consent of M/C Venture Partners, pay any dividend or make any distribution on any shares of capital stock of Artisoft (including common stock), except for dividends or other distributions payable on the common stock solely in the form of additional shares of common stock.  Artisoft also undertook, under the terms of the stock purchase agreement, several other affirmative and negative obligations.  For a summary of the terms of the stock purchase agreement, please see “Item 1.01.  Entry into a Material Definitive Agreement—Stock Purchase Agreement” above.

Item 5.01.        Changes in Control of Registrant.

On September 28, 2004, Artisoft entered into a stock purchase agreement pursuant to which it sold a total of 24,159,468 shares of common stock to several investors, including M/C Venture Partners.  As a result of Artisoft entering into the stock purchase agreement and selling shares of common stock to M/C Venture Partners, a change in control of Artisoft occurred.

Acquisition of Shares.  Under the stock purchase agreement, Artisoft sold on September 28, 2004 13,174,073 shares of its common stock to M/C Venture Partners at a per share sale price of $1.1386, for total gross proceeds from M/C Venture Partners of $15.0 million.  Following this issuance and sale of common stock to M/C Venture Partners, M/C Venture Partners beneficially owned approximately 44.6% of Artisoft’s common stock.  In addition, on October 1, 2004 M/C Venture Partners purchased the remaining 4,391,358 shares of common stock to be sold by Artisoft, also at a per share price of $1.1386 (for total additional gross proceeds from M/C Venture Partners of $5.0 million).  After the issuance and sale of these additional shares to M/C Venture Partners, M/C Venture Partners beneficially owned approximately 51.7% of Artisoft’s common stock.  The total gross proceeds to Artisoft from M/C Venture Partners under the stock purchase agreement was $20.0 million.  To Artisoft’s knowledge, M/C Ventures is in the business of investing in equity and equity-related securities and used cash assets available to its business in order to purchase the shares of common stock acquired by it in the financing.

Board and Other Rights.  In addition to its beneficial ownership interest in Artisoft’s common stock acquired under the stock purchase agreement, the stock purchase agreement provides for significant board of directors rights, and other privileges, for M/C Ventures.

The stock purchase agreement provides that, initially, (1) M/C Venture Partners may designate two members of Artisoft’s board of directors and (2) M/C Venture Partners and Artisoft’s board of directors may designate by mutual agreement two other directors.  Pursuant to these provisions, M/C Venture Partners has designated John P. Ward and Matthew J. Rubins, each a general partner of M/C Venture Partners, as Artisoft directors, and M/C Venture Partners and Artisoft’s board of directors have mutually agreed to designate Michael P. Downey and Francis E. Girard, each an existing Artisoft director, Artisoft directors.  Following March 28, 2005, the stock purchase agreement provides that (1) M/C Venture Partners may designate two members of Artisoft’s board of directors and (2) M/C Venture Partners and Artisoft’s board of directors may designate by mutual agreement three directors with relevant industry experience.

M/C Venture Partners’ designees are entitled to membership on the compensation and nominating committees of the board of directors.

Artisoft also agreed under the stock purchase agreement that it would not, without the prior consent of M/C Venture Partners, take any of the following actions:  enter into a transaction involving a change in control of Artisoft; incur indebtedness in excess of $3.0 million; create any security with an equity component unless that security is junior to the common stock or, subject to specified exceptions, issue any equity securities; transfer its intellectual property; repurchase, redeem or pay dividends on any shares of capital stock (subject to limited exceptions); grant stock options that are not authorized by a vote of the board of directors or its compensation committee; liquidate or dissolve; change the size of Artisoft’s board of directors; amend Artisoft’s certificate of incorporation or bylaws; change the nature of Artisoft’s business; or alter the voting rights of shares of Artisoft’s capital stock in a disparate manner.

The stock purchase agreement contains several other terms and provisions, including with respect to Artisoft’s board of directors and other obligations of Artisoft.  For a summary of these terms and provisions, see “Item 1.01.  Entry into a Material Definitive Agreement” above.

Prior Controlling Stockholder.  Before the financing contemplated by the stock purchase agreement and the conversion of all outstanding shares of Artisoft’s series B and series C preferred stock on September 27, 2004 (see “Item 1.01.  Entry into a Material Definitive Agreement—Consent, Waiver and Amendment Agreement—Conversion of Preferred Stock”), Austin W. Marxe and David M. Greenhouse beneficially owned approximately 66.2% of Artisoft’s common stock.  On September 28, 2004, investment funds affiliated with Austin W. Marxe and David M. Greenhouse purchased 4,213,068 shares of common stock under the stock purchase agreement at a per share purchase price of $1.1386, or a total of $4,796,999.24.   Following the issuance and sale of common stock under the stock purchase agreement to M/C Ventures, the investment funds affiliated with Austin W. Marxe and David M. Greenhouse and the other investors in the financing, Austin W. Marxe and David M. Greenhouse beneficially owned 19.41% of the common stock.

In addition to their beneficial ownership interest in Artisoft, prior to the financing contemplated by the stock purchase agreement and the effectiveness of the consent, waiver and amendment agreement entered into in connection therewith, Austin W. Marxe and David M. Greenhouse controlled the election of up to three directors of Artisoft and had exercised that control to elect Robert J. Majteles to the board of directors (see “Item 1.01.  Entry into a Material Definitive Agreement—Stock Purchase Agreement—Investors” above).  As described above, Austin W. Marxe and David M. Greenhouse now retain the right to designate one director (currently, Mr. Majteles) of Artisoft.  However, pursuant to the consent, waiver and amendment agreement (see “Item 1.01 Entry into a Material Definitive Agreement—Consent, Waiver and Amendment Agreement”), they no longer retain their other director rights.

Change in Control.  To Artisoft’s knowledge, no other person, entity or group possesses a similar degree of control over Artisoft as the combination of M/C Ventures’ beneficial ownership of common stock and director and other rights.

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Officers.  Effective upon the September 28, 2004 closing of the sale of shares pursuant to the stock purchase agreement described under the heading “Item 1.01.  Entry into a Material Definitive Agreement,” William Y. Taushcher, the Chairman of Artisoft’s board of directors, was elected Chief Executive Officer of Artisoft.  Steven G. Manson, formerly Artisoft’s President and Chief Executive Officer, remains Artisoft’s President.

Mr. Taushcher, 54, has served as Chairman of Artisoft’s board of directors since February 2004.  From March 1999 to September 2004, Mr. Tauscher served as the managing member of The Tauscher Group, a private firm that invests and helps manage enterprises in home products, transportation, security and real estate. Also from March 1999 to September 2004, Mr. Tauscher served on the executive team and board of several small enterprises during initial development of new technologies or periods of transition. Mr. Tauscher was Chairman of the Board of Vanstar Corporation, a technology service and networking company, from 1987, and Chief Executive Officer of Vanstar from 1988, until its acquisition by Inacom Corp. in February 1999. Mr. Tauscher is a director of Safeway, a grocery company.

In connection with his election as a director and as Chairman of the Board and consistent with Artisoft’s policies then in effect for awarding options to its directors, Artisoft granted to Mr. Tauscher options to purchase 5,833 shares of its common stock at per share exercise price equal to $2.55. This award consisted of options to purchase 3,333 shares due to Mr. Tauscher’s election as a director and options to purchase 2,500 shares due to Mr. Tauscher’s election as Chairman of the Board.  These options have a ten-year term and vest in three equal annual installments commencing on February 20, 2005, unless a change in control of Artisoft occurs, in which case they become 100% vested and exercisable.  In addition, under a consulting arrangement with Artisoft, Artisoft granted to Mr. Tauscher options to purchase an additional 77,500 shares of its common stock at a per share exercise price equal to $2.55 and, prior to his election as Chief Executive Officer, paid Mr. Tauscher a monthly cash retainer in the amount of $10,000. These options also have a ten-year term and vest in three equal annual installments commencing February 20, 2005, unless a change in control of Artisoft occurs, in which case, they will become 100% vested and exercisable. On March 26, 2004, Artisoft granted to Mr. Tauscher additional ten-year options to purchase 500,000 shares of common stock.  These options vest as to 25% of the shares subject to the options on March 26, 2005, with the remaining shares vesting in equal monthly installments over the succeeding 36 months.  In addition, on September 28, 2004, Artisoft granted to Mr. Tauscher options to purchase 1,800,000 shares of common stock.  For a discussion of these options, see “Item 1.01. Entry into a Material Definitive Agreement—Amendment to Stock Incentive Plan” above.  The change in control of Artisoft did not result in an acceleration of Mr. Tauscher’s options, see “Item 5.01 Change in Control of Registrant” above.

Directors.  Also effective upon the September 28, 2004 closing of the sale of shares pursuant to the stock purchase agreement, by action of Artisoft’s board of directors, Robert J. Majteles and R. Randy Stolworthy were elected class II directors of Artisoft, and Matthew J. Rubins and John P. Ward were elected class III directors of Artisoft. These elections were effected consistent with the provisions of the stock purchase agreement.  For a summary of the provisions of the stock purchase agreement relating to Artisoft’s board of directors, see “Item 1.01.  Entry into a Material Definitive Agreement—Stock Purchase Agreement—Board of Directors” above.  Mr. Majteles was designated for election by the former holders of Artisoft’s series B preferred stock (of which Austin W. Marxe and David M. Greenhouse beneficially owned a majority), Mr. Stolworthy was designated for election by the former holders of Artisoft’s series C preferred stock (of which Pathfinder Ventures owned a majority) and Messrs. Rubins and Ward were designated for election as directors by M/C Venture Partners.  Mr. Majteles is a continuing director whose term of office as a director elected under the terms of Artisoft’s series B preferred stock expired in connection with the conversion of all outstanding shares of series B preferred stock to common stock on September 27, 2004.  For a discussion of the conversion of Artisoft’s outstanding shares of preferred stock, see “Item 1.01.  Entry into a Material Definitive Agreement—Consent, Waiver and Amendment Agreement—Conversion of Preferred Stock” above.  Artisoft’s board of directors has not yet made any determinations as to which committees of the board, if any, Messrs. Majteles, Rubins, Stolworthy or Ward may be assigned.  Robert H. Goon, Kathryn B. Lewis and Steven G. Manson each resigned as directors effective upon these director elections.

Messrs. Majteles, Rubins, Stolworthy and Ward were not granted options in connection with their election to the board of directors.  Mr. Majteles has an existing option to purchase 3,333 shares of Artisoft’s common stock at per share exercise price equal to $3.96.  These options have a ten-year term and vest in three equal annual installments commencing on August 28, 2002, unless a change in control of Artisoft occurs, in which case they become 100% vested and exercisable.  Mr. Majteles has an additional existing option to purchase 1,666 shares of Artisoft’s common stock at per share exercise price equal to $4.40.  These options have a ten-year term and vest in three equal annual installments commencing on November 18, 2003, unless a change in control of Artisoft occurs, in which case they become 100% vested and exercisable.

For a summary of the relationships between each of (1) Matthew J. Rubins and John P. Ward and M/C Venture Partners, (2) R. Randy Stolworthy and Pathfinder Ventures and (3) Robert J. Majteles and Austin W. Marxe and David M. Greenhouse, as well as the participation in the financing contemplated by the stock purchase agreement entered into by Artisoft on September 28, 2004 by M/C Venture Partners, Pathfinder Ventures and Austin W. Marxe and David M. Greenhouse (and the terms and provisions of that financing and the related consent, waiver and amendment agreement), see “Item 1.01.  Entry into a Material Definitive Agreement” above.

In addition, Artisoft has previously reported its December 2003 issuance of 82,610 shares of common stock and warrants to purchase an aggregate of 82,610 shares of common stock to investment funds affiliated with Austin W. Marxe and David M. Greenhouse as payment in full of Artisoft’s obligation to pay liquidated damages of approximately $300,000 relating to specified registration rights obligations.  The warrants have a five-year term and an exercise price of $4.00 per share.  The warrants also may be exercised by means of a “net exercise” feature under which Artisoft does not receive any cash, but rather, the number of shares issued upon exercise is net of the number of shares withheld by Artisoft in lieu of payment of the exercise price.  Artisoft is required to register these shares and the shares underlying the warrants for resale, within 90 days after Artisoft becomes eligible to use a registration statement on Form S-3 for such registration, but only if Artisoft becomes so eligible.  For more information concerning this transaction, please see the disclosure in Artisoft’s current report on Form 8-K dated December 16, 2003, filed with the SEC on December 19, 2003, as amended on February 4, 2004 (including the exhibits thereto), which disclosure is incorporated herein by reference.

Artisoft has also previously reported its September 2003 financing led by Pathfinder Ventures.  For a summary of this transaction, please see the disclosure under the heading “Information About Executive Compensation and Other Matters—Certain Relationships and Related Transactions—September 2003 Financing” in Artisoft’s definitive proxy statement, filed with the SEC on October 16, 2003, which disclosure is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired

The financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)       Pro Forma financial information

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c)       Exhibits

10.01    Stock Purchase Agreement, dated September 28, 2004 among Artisoft, Inc. and the Investors set forth therein.

10.02    Consent, Waiver and Amendment Agreement dated September 25, 2004 among Artisoft, Inc. and the shareholders of Artisoft named therein.

10.03    Amendment to the 2004 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISOFT, INC.

Date: October 4, 2004	By:	/s/ Duncan G. Perry

Duncan G. Perry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Stock Purchase Agreement, dated September 28, 2004 among Artisoft, Inc. and the Investors set forth therein.

10.02	Consent, Waiver and Amendment Agreement dated September 25, 2004 among Artisoft, Inc. and the shareholders of Artisoft named therein.

10.03	Amendment to the 2004 Stock Incentive Plan.